April 10, 2014

Board of Directors

Tungsten Corp.

1671 SW 105 Lane

Davie, FL, 33324

Re: Opinion of Counsel for Registration Statement on Form S-1

To Whom It May Concern:

We have acted as counsel to Tungsten Corp., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (and together with all exhibits thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by selling stockholders of up to 21,338,254 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, which includes (i) 2,065,177 shares of the Company’s common stock (the “Initial Commitment Shares”) issued as a commitment fee to Hanover Holdings I, LLC (“Hanover”) in connection with the common stock purchase agreement, dated as of February 18, 2014, between Hanover and the Company (the “Purchase Agreement”), (ii) up to 3,923,077 shares of the Company’s common stock (the “Conversion Shares”) issuable upon conversion of a Senior Convertible Note, issued by the Company in favor of Hanover, dated January 2, 2014 (the “Note”); (iii) up to 13,350,000 shares of the Company’s common stock (the “Hanover Shares”) issuable pursuant to the terms and conditions of the Purchase Agreement; and (iv) 2,000,000 shares of the Company’s common stock (the “Director Shares”) held by the directors and officers of the Company, all as further described in the Registration Statement .

For the purpose of rendering this opinion, we examined originals or copies of such documents as deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the legal capacity of all natural persons, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

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SAC 442448954v3

Board of Directors

Tungsten Corp.

April 10, 2014

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the general corporation laws of the State of Nevada. As used herein, the term “general corporation laws of the State of Nevada” includes the statutory provisions contained therein and all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement (the “Prospectus”), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion; and (ii) all offers and sales of the Shares will be made in compliance with the securities laws of the states having jurisdiction thereof; (iii) the offers and sales of the Conversion Shares will be made in compliance with the Note; (iv) the offers and sales of the Hanover Shares will be made in compliance with the Purchase Agreement; and (v) the transactions contemplated by the Purchase Agreement will be consummated, we are of the opinion that:

1.    The Initial Commitment Shares and Director Shares are duly authorized, validly issued, fully paid and nonassessable.

2.    The Hanover Shares, when issued in the manner and on the terms described in the Registration Statement and Purchase Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3.    The Conversion Shares, when issued upon conversion of the Note in the manner and on the terms described in the Registration Statement and the Note, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent in writing to the reference to this firm under the caption “Interests of Named Experts and Counsel” in the Prospectus included in the Registration Statement and the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP

Greenberg Traurig, LLP